EXHIBIT 10.55


Seattle, Washington.  Friday, September 28,2001

                                                                    Loan #211148



                                 PROMISSORY NOTE

For value received, the undersigned promise to pay to the order of, Beneficiary,

Bismark Mortgage Company, LLC

at the office of Bismark Mortgage Company, LLC at 2835 82nd Ave. SE, Mercer Island, WA 98040-3055 or at such other place as payee or its successors or assigns may from time to time direct, the sum of ($600,000.00)

Six Hundred Thousand and No/100 Dollars

together with any charges or fees due under the terms of this note, financial statement(s) and/or deed(s) of trust, which provide security for this note, with interest thereon at the rate of 9.500 percent per annum from October 1, 2001 until paid.

The entire amount due under the terms of this note, if not sooner paid, shall be due and payable, in lawful money of the United States, not later than October 1, 2002. If this amount shall remain unpaid after the date it becomes due then additional default interest in any amount equal to 3% of the entire amount due shall be added to the principal amount due.

Until such time as the total amount due herein has been paid Borrower shall pay monthly installments of ($4,750.00)

Four Thousand Seven Hundred Fifty and No/100 Dollars

on or before the first (1st) day of each and every month beginning December 1, 2001.

In the event any monthly installment due shall not have been fully paid and received by holder within 10 days of its due date, late charge(s) of 10% of the amount of the installment(s) due or $40.00, whichever is larger, will e assessed and I agree to pay the same in addition to the installment(s) due as liquidated damages for additional expense of handling such delinquent installments.

It is understood that acceptance by Beneficiary, its successors or assigns, of a late or delinquent installment, or installments, does not and will not be considered by either party involved as a waiver of its right to demand payment in full should this note become delinquent at some later date. Beneficiary or any subsequent holder of this instrument may, at its option, sell, transfer and/or assign this promissory note. I agree that payee, at its sole option, may
(a) return my late installment(s) and demand that I return same with late charge included, or may (b) accept my late installment(s) and add back the late charge(s) and all unpaid interest then due on this loan to my principal balance, or may (c) keep a separate accounting of late charges as they occur and if payee shall choose either (b) or (c) herein I agree to pay same upon demand but in no event later than the due date of this note.

I understand this loan is secured in part by a Deed(s) of Trust on real property, and that my responsibility for and/or control of such real property is a material inducement to make the loan and upon the terms agreed. If title to said property shall pass from me by deed or otherwise, or said property shall be sold on contract or wrap or shall have been leased or rented with an option to purchase agreement, then such change in title and/or control shall be deemed to increase the risk of lender, and therefore the entire unpaid balance(s) shall upon such change in title and/or control, without notice, become immediately due and payable.

Prepayment Penalty: I agree to pay at least n/a months of interest on the original principal balance whether or not I should pre-pay the principal in part or in full at an earlier date.

If default be made in the payment of any installment when due, then, at the option of the holder of this note, without prior notice, the entire debt thereby represented shall immediately become due and any waiver of such right shall not prevent the holder from enforcing the right upon any recurrence of the default. After maturity, or after failure to pay any installment as above specified, in addition to the late charges noted above, this note shall bear interest at twelve percent (12%) per annum above the face interest rate (or the prevailing interest rate if the rate has been increased per holder's option herein and/or changed by other agreement between holder and debtors herein) and said higher interest rate shall continue until the default has been cured by payment of all amounts in default plus all interest accrued by application of the terms of this paragraph.

If this note is placed in the hands of an attorney for collection, or if suit or action is commenced to collect this note, or any portion thereof, or if the holder of this note is required to appear in any Bankruptcy action in order to collect hereunder or make claim therein, or for any other action connected with this note, I promise and agree to pay, in addition to all other sums described herein, all the costs and attorney's fee(s) incurred by the holder of this note in said suit(s) or action(s).

In addition to all other terms found herein, I promise to pay the following fees for each, if any, of the following occurrences and I further agree that said fees shall be added to my outstanding principal balance: a. $40.00 for each NSF or returned check and b. $40.00 for each written payoff demand or each written verification of mortgage request.

Every person or entity at any time liable for the payment of the debt hereby evidenced, waives presentment for payment, demand and notice of non-payment of this note, and consents that the holder may at its option, extend the time of payment or otherwise modify the terms of payment of any part, or the whole of the debt at any time at the request of any other person now or hereafter liable.


Special Terms of this Note:

Interest rate increase:
Beginning 4/1/2002 the non-default face interest rate (9.50%) described above shall permanently increase to 13.99% and the interest-only payment shall permanently increase, accordingly. All other terms of this note and related loan documents and/or security instruments remain unchanged.



------------------------------          ----------------------------------------
                    Date                                             Date

                                        Brookhaven Homes LP, a Nevada Limited
                                        Partnership
                                        By:  Entity Planners International, Inc.
                                        a Nevada Corporation By:

                                        /s/ Cynthia C. Britten          10/3/01
                                        ----------------------------------------
                                        by:  Cynthia C. Britten,          Date
                                             Authorized Agent
                                        its:  Chief Financial Officer